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                                                                  EXHIBIT 10.6.1


                                WASHINGTON MUTUAL

                               FIRST AMENDMENT TO
                             1994 STOCK OPTION PLAN
                  AMENDED AND RESTATED AS OF FEBRUARY 15, 2000

        Section 6.4 of the Washington Mutual, Inc. 1994 Stock Option Plan, Amended and Restated as of February 15, 2000 is hereby amended in its entirety to read as follows, effective October 17, 2000:

               6.4 EARLY TERMINATION OF RIGHT TO EXERCISE. Unless otherwise specified by the Committee (in the Agreement or otherwise), and except as otherwise specified in connection with a change in control under a properly authorized employment agreement between the Participant and the Company or an Affiliate, if the Participant for any reason ceases to be an employee, consultant, advisor or director of the Company or an Affiliate, and the Participant does not thereupon become an employee, consultant, advisor or director of the Company or an Affiliate, the Participant shall have the right, until the earliest to occur of the last day of the Option term and

               (a) 90 days after termination of the relationship for reasons other than approved retirement as an employee or director of the Company or an Affiliate;

               (b) five years after termination of the relationship by reason of approved retirement after attaining age 55 with ten year's service as an employee of the Company or an Affiliate; and

               (c) five years after termination of the relationship by reason of approved retirement after attaining age 55 with five year's service as a director of the Company or an Affiliate,

               to exercise only the portion of the Participant's Options that had become exercisable by the date of the termination, and thereafter the Options shall terminate and cease to be exercisable. Notwithstanding the foregoing, if the relationship terminates by reason of the Participant's approved retirement as an employee of the Company or an Affiliate after attaining age 65 (or, if the Participant retires as a director of the Company or an Affiliate after attaining age 72), and the Participant does not thereupon become an employee or director of the Company or an Affiliate, all of the Participant's Options shall become fully vested and exercisable for the applicable period set forth above.

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        IN WITNESS WHEREOF, Washington Mutual, Inc. has caused this First
Amendment to be duly executed on the 6th day of March, 2001.

                                            WASHINGTON MUTUAL, INC.

                                            By: /s/ William L. Lynch

                                            Its:  Secretary



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